Exhibit 99.2

Combined Financial Statements for the Business as Defined in the
Agreement dated February 15, 2011 between CB Richard Ellis Group, Inc.
and ING Groep N.V.

December 31, 2010

The Management of ING REIM Holding B.V.

Independent auditors’ report

We have audited the accompanying combined statement of financial position of the combined business as defined in Note 1 (“the Company”) as of December 31, 2010, and the related combined income statement and statement of comprehensive income, combined statement of changes in equity and combined statement of cash flows for the year then ended. These combined financial statements are the responsibility of the management of ING REIM Holding B.V. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

International Financial Reporting Standards as issued by the International Accounting Standards Board requires that financial statements be presented with comparative financial information. These combined financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X. Accordingly no comparative financial information is presented.

In our opinion, except for the omission of comparative financial information as discussed in the preceding paragraph, the combined financial statements referred to above present fairly, in all material respects, the combined statement of financial position of the Company as of December 31, 2010, and the combined results of their operations and their cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Amsterdam, May 12, 2011

Ernst & Young Accountants LLP

/s/ A.B. Roeders
A.B. Roeders

Combined income statement and statement of comprehensive
income for the year ended December 31, 2010

Amounts in thousands of Euro, unless stated otherwise

	Notes	2010

Management fee income	7	232,029
Other income		1,221
Total income		233,250

Salaries and related expenses	8	120,151
Other expenses	9	66,294
Total operating expense		186,445

Foreign exchange losses		312
Gain from financial instruments at fair value		14
Realized and unrealized losses		298
Operating profit		46,507

Interest income		820
Interest expense		29
Finance result		791
Results from associates	13	5,427
Profit before tax		52,725
Income tax expense	10	18,937
Profit for the year		33,788

Attributable to:
Equityholders of the combined entities		33,788
		33,788

Profit for the year		33,788

Foreign currency translation reserve		6,989
Other comprehensive income, net of tax		6,989

Total comprehensive income for the year, net of tax		40,777
Attributable to:
Equityholders of the combined entities		40,777
		40,777

The notes on pages 7 to 33 are an integral part of these combined financial statements.

Combined statement of financial position at December 31, 2010

Amounts in thousands of Euro, unless stated otherwise

	Notes	December 31, 2010
ASSETS
Non-current assets
Property, plant and equipment	11	7,332
Intangible assets	12	14,767
Investments in associates	13	62,837
Non-derivative financial assets	21	4,789
Deferred income tax assets	10	6,947
Rental deposits		979
Other non-current assets		39
		97,690
Current assets
Trade and other receivables	14	63,163
Cash and short-term deposits	15	120,187
		183,350

Total assets		281,040

EQUITY AND LIABILITIES

Equity
Equity attributable to combined entities’ shareholder	16	129,011
		129,011
Non-current liabilities
Deferred tax liability	10	8,387
Provisions	17	12,817
		21,204
Current liabilities
Trade and other payables	18	111,843
Income tax payable		14,740
Provisions	17	4,242
		130,825
Total liabilities		152,029
Total equity and liabilities		281,040

The notes on pages 7 to 33 are an integral part of these combined financial statements.

Combined statement of changes in equity for the
year ended December 31, 2010

Amounts in thousands of Euro, unless otherwise stated

	Note	s	Equity attributable to combined entities shareholder
At January 1, 2010			134,910
Net result for the year			33,788
Other comprehensive income			6,989
Total comprehensive income			40,777
Share based compensation		8	1,064
Dividends declared		16	(29,230)
Distribution of capital		16	(55,934)
Capital contributions		16	37,426
Other movements			(2)
At December 31, 2010			129,011

The notes on pages 7 to 33 are an integral part of these combined financial statements.

Combined statement of cash flows for the year ended December 31, 2010

Amounts in thousands of Euro, unless stated otherwise	Note	s	2010

Cash flow from operating activities
Profit before tax			52,725
Adjusted for:
Interest income			(820)
Interest expense			29
Depreciation & amortization		9	5,238
Impairments tangible & intangible fixed assets		12	(98)
Results from financial instruments at fair value			(14)
Net foreign exchange results			312
Share of results from investments in associates		13	(5,427)
Carve-out expense		16	13,304
Other non-cash expense/(income)			(101)
			65,148
Working capital adjustments
(Increase) / decrease in trade and other receivables		14	10,293
(Increase) / decrease in prepayments and accrued income			864
Increase / (decrease) in trade, other payables and accruals		18	(151)
Movements in rental deposits			(128)
Movements in provisions		17	(4,580)
Movements in retirement benefits obligations			40
Share based compensation		8	1,064
Income tax paid			(25,309)
Other movements			976
Net cash flow from operating activities			48,217

Cash flows out from investing activities
Investments and advances:
Purchase of property, plant and equipment		11	(766)
Purchase of intangible fixed assets		12	(2,229)
Payments for financial instruments			(96)
Disposals and redemptions:
Proceeds from disposal of property, plant and equipment			13
Proceeds from disposal of intangible assets		12	166
Interest paid			(29)
Net cash used in investing activities			(2,941)

Cash flows from financing activities
Distribution of capital		16	(55,934)
Interest received			841
Dividends paid		16	(30,737)
Net cash used by financing activities			(85,830)

Net increase (decrease) in cash and cash equivalents			(40,554)
Cash and cash equivalents at the beginning of the period			154,233
Effect of exchange rate changes			6,508
Cash and cash equivalents at 31 December			120,187

As discussed in notes 2 and 16, the Company includes In its financial statements, equity invested in investment funds (co-investment), which were historically held by other ING Group entitles. As such, the actual cash flows of contributions and redemptions in and out of these funds were made by those other ING Group entities and represent a non-cash transaction for the Company. Therefore, these contributions and redemptions are not included in the cash flow statement. During the year ended December 31, 2010, these other ING Group entities contributed a net EUR 24,122 into these funds. This additional Investment is recorded in the Company’s equity attributable to combined entities’ shareholder.

The notes on pages 7 to 33 are an integral part of these combined financial statements.

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

1. Corporate information

The Company is defined as ING’s real estate investment management business of ING Groep N.V. that is being sold to CB Richard Ellis Group, Inc. and consists of the following real estate investment management operations of the ING Groep N.V. (“ING” or the “ING Group”), which is the ultimate parent company: ING’s real estate investment management activities in Europe (“ING REIM Europe”);in Asia (“ING REIM Asia”); and a portion of ING’s global real estate listed securities investment manager, ING Clarion Real Estate Securities (“ING CRES”) (each a “Business Unit”). The Company’s results also will include the ING Group co-investment stakes in selected funds managed by the Company as defined in the agreement in note 2.

The Company manages a global, diversified base of properties in various real-estate classes and under various investment strategies. The Company’s income is primarily derived from three principal sources: asset management fees, transaction fees, and performance fees. Asset management fees are typically recurring in nature and, to a large extent, are value or income based; transaction fees are earned in certain funds when acquisitions or disposals are executed; and performance fees are based on either individual or fund investment performance compared to either nominal or benchmark hurdles.

The head office of the Company is in The Hague, The Netherlands.

These financial statements were approved by the Management of ING REIM Holding B.V., which is an intermediate holding company wholly owned by ING Group, on May 12, 2011.

2. Basis of preparation

On February 15, 2011, CB Richard Ellis Group, Inc. (“CBRE”) announced that they had signed a definitive agreement with the ING Group to acquire the Company. CBRE is listed with the United States Securities and Exchange Commission (the “SEC”) and has certain SEC reporting requirements. These historical combined financial statements of the Company have been prepared to be included in CBRE’s SEC reporting requirements. CBRE will report under these SEC requirements only one year of financial statements of the Company, and accordingly a comparative period has not been presented.

The historical combined financial statements of the Company have been prepared on a “carve-out” basis of accounting from the consolidated financial statements of the ING Group, using the historical results of operations of the Company, the assets and liabilities attributable to the Company and include certain allocations from the ING Group. The combined financial statements may not be indicative of the Company’s future performance and do not necessarily reflect what its combined results of operations, financial position and cash flows would have been had the Company operated as an independent business during the periods presented.

The Company is comprised of a group of stand-alone legal entities, along with allocations of certain assets, liabilities, revenues and expenses, as more fully discussed below. A list of the entities included in these combined financial statements is presented in note 26 and includes co-investment stakes in selected funds managed by the Company as defined in the agreement referred to above. The co-investment stakes are included in these financial statements as associates to the extent they are part of the transaction. The co-investment stakes are not funded by distinct financial liabilities. The funding of the Co-investment stakes is therefore presented as Equity, based on the co-investment stakes’ NAV multiplied by the percentage stake as part of the transaction.

The Company has historically operated as an integrated part of the ING Group and within the ING Group’s infrastructure. These combined financial statements have been prepared on a “carve-out” basis from the consolidated financial statements of the ING Group to represent the financial position and performance of the Company as if the Company had existed as of and during the year ended December 31, 2010, and as if International Accounting Standard (“IAS”) 27, Consolidated and Separate Financial Statements, has been applied throughout.

The Combined Statement of Financial Position, the Combined Income Statement and Statement of Comprehensive Income, the Combined Statement of Cash Flows and the Combined Statement of Equity represent the Company’s assets and liabilities, results of operations, cash flows and changes in equity on a combined basis. These amounts were derived from the historical accounting records of the ING Group using the results of operations and assets and liabilities of the Company, and were prepared on a carve-out

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

accounting basis. All significant intercompany accounts and transactions between entities included in these combined financial statements have been eliminated.

The equity of the Company represents the ING Group’s residual claim on the Company and includes (i) dividends and capital returns paid to ING Group entities (ii) capital contributions received from ING Group entities as a result of the settlement of head-office charges and dividends from co-investment stakes with the ING Group, and (iii) the Company’s cumulative operating results, including other comprehensive income.

These combined financial statements include direct charges and certain allocations from the ING Group, for direct and indirect services that include various corporate overhead and administration costs, pension expenses, share based payment expenses, and taxes. These items have been allocated to the Company using various allocation keys, which include headcount, assets under management, number of funds, estimated time incurred per region. The Management of the Company considers that such allocations have been made on a reasonable basis, but may not necessarily be indicative of the costs that would have been incurred if the Company had operated as an independent business.

The combined statements of cash flows have been prepared under the indirect method in accordance with the requirements of IAS 7, Cash Flow Statements. The Combined Statement of Cash Flows excludes currency translation differences, which arise as a result of translating the assets and liabilities of non-Euro companies to Euros at year-end exchange rates (except for those arising on cash and cash equivalents) and have been adjusted for non-cash transactions.

These combined financial statements have been prepared using International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”) and prepared on a carve-out basis of presentation pursuant to relevant SEC guidelines. These financial statements are presented in thousands of Euro, unless otherwise stated.

3. First time adoption of IFRS

In accordance with IFRS 1, First-time adoption of International Financial Reporting Standards, the Company elected January 1, 2009 as the date of transition to IFRS, and accordingly, the combined financial statements prepared on a carve-out basis as of and for the year ended December 31, 2009 are the first IFRS statements of the Company. The carrying amounts of the Company’s interests were based on the values included in ING Group’s historical books and records as of the date of the Company’s transition to IFRS on January 1, 2009. The accounting policies set out in note 6 have been applied in preparing the financial statements for the year ended December 31, 2010.

The first time adoption of IFRS had no material effect on cash flows, equity or results as of January 1, 2009 or as of and for the year ended December 31, 2009.

4. Significant accounting judgments, estimates and assumptions

The preparation of the Company’s combined financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Management has also estimated the allocation of various expenses and certain assets and liabilities that have historically been incurred or maintained by ING Group as disclosed in note 2 and throughout these combined financial statements.

In the process of applying the Company’s accounting policies, management has made the following judgments and/or estimates, which have the most significant effect on the amounts recognized in the Company’s combined financial statements:

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

Revenue recognition

When a contract for the sale of a property upon completion of construction is judged to be a construction contract, (see revenue recognition policy for sales of property under development), revenue is recognized using the percentage of completion method as construction progresses. The percentage of completion is made by reference to the stage of completion of projects and contracts based on the proportion of contract costs incurred to date and estimated costs to complete.

Taxes

The Company is subject to income and capital gains taxes in numerous jurisdictions. Significant judgment is required to determine the total provision for current and deferred taxes.

There are many transactions and calculations for which the ultimate tax determination and timing of payment is uncertain. In particular, when calculating deferred taxation, the effective tax rate applicable to the temporary differences on investment property depends on the method by which the carrying amount of investment property will be realized.

The Company recognizes liabilities for current taxes based on estimates of whether additional taxes will be due.

Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income and deferred tax provisions in the period in which the determination is made. Deferred tax assets and liabilities are recognized on a net basis to the extent they are relating to the same fiscal unity.

Uncertainties exist with respect to the interpretation of complex tax regulations, changes in tax laws, and the amount and timing of future taxable income. Given the wide range of international business relationships and the long-term nature and complexity of existing contractual agreements, differences arising between the actual results and the assumptions made, or future changes to such assumptions, could necessitate future adjustments to tax income and expense already recorded. The Company establishes provisions, based on reasonable estimates, for possible consequences of audits by the tax authorities of the respective countries in which it operates. The amount of such provisions is based on various factors, such as experience of previous tax audits and differing interpretations of tax regulations by the taxable entity and the responsible tax authority. Such differences of interpretation may arise on a wide variety of issues depending on the conditions prevailing in the respective country of domicile.

5.                  Summary of significant accounting policies

5.1           Principles of combinations

As discussed in note 2, these combined financial statements have been prepared on a carve-out basis. Intercompany balances and transactions with other combined entities have been eliminated. Intracompany balances and transactions with ING entities are shown separately in the combined financial statements and are further discussed in the related party transactions footnote.

5.2           Foreign currency translation

Functional and presentation currency

Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’). The combined financial statements are presented in Euro which is the Company’s presentation currency.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Exchange rate differences resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement.

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

Foreign operations

The assets and liabilities of foreign operations are translated into the presentation currency at the rate of exchange prevailing at the reporting date and their income statements are translated at the weighted average exchange rates for the year. The exchange differences arising on translation are recognized in other comprehensive income. On disposal of a foreign operation, the deferred cumulative amount recognized in other comprehensive income relating to that particular foreign operation is recognized in profit or loss.

5.3           Property, Plant and Equipment

Property and Plant include properties under construction and are stated at cost. This includes the cost of construction, equipment, non-refundable purchase taxes, development fees and any directly attributable costs of bringing the asset to its working condition and location for its intended use.

Equipment is stated at cost less accumulated depreciation and any impairment losses. The cost of the assets is depreciated on a straight-line basis over their estimated useful lives, which are generally as follows: for data processing equipment two to five years and four to ten years for fixtures and fittings. Expenditure incurred on maintenance and repairs is charged to the income statement as incurred. Expenditure incurred on major improvements is capitalized and depreciated.

5.4           Impairment

On each balance-sheet date, the Company reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any).

The recoverable amount is the greater of the net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

5.5           Intangible assets

Computer software

Computer software that has been purchased or generated internally for own use is stated at cost less amortization and any impairment losses. Amortization is calculated on a straight-line basis over its useful life. This period will generally not exceed three years. Amortization is included in other operating expenses.

Other intangible assets

Other intangible assets, such as management rights, are capitalized and amortized over their expected economic life.

5.6           Investments in associates

Investments in associates are accounted for using the equity method. An associate is an entity in which the Company has significant influence.

Under the equity method, the investment in the associate is carried in the statement of financial position at cost plus post acquisition changes in the Company’s share of net assets of the associate. Goodwill relating to the associate is included in the carrying amount of the investment and is neither amortized nor individually tested for impairment.

The income statement reflects the share of the results of operations of the associate. Where there has been a change recognized directly in the equity of the associate, the Company recognizes its share of any changes and discloses this, when applicable, in the statement of changes in equity. Unrealized gains and losses resulting from transactions between the Company and the associate are eliminated to the extent of the Company’s interest in the associate.

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

The share of profit of an associate is shown on the face of the income statement. This is the profit attributable to equity holders of the associate and therefore is profit after tax and non-controlling interests in the subsidiaries of the associate.

The financial statements of the associate are prepared for the same reporting period as the Company. Where necessary, adjustments are made to bring the accounting policies of the associate in line with those of the Company.

After application of the equity method, the Company determines whether it is necessary to recognize an additional impairment loss on the Company’s investment in its associate. The Company determines at each reporting date whether there is objective evidence that the investment in the associate is impaired. If this is the case, the Company calculates the amount of impairment as the difference between the recoverable amount of the associate and its carrying value and recognizes the amount in the ‘results from associates’ in the income statement.

Upon loss of significant influence over an associate, the Company measures and recognizes any retaining investment at its fair value. Any difference between the carrying amount of the associate upon loss of significant influence and the fair value of the retained investment and proceeds from disposal is recognized in profit or loss.

5.7           Provisions

Provisions are recognized when the Company has a present obligation as a result of a past event, when it is probable that the Company will have to settle the obligation and a reliable estimate can be made of the amount of the obligation. If the effect of the time-value of money is material, provisions are discounted using a rate that reflects, where appropriate, the risks specific to the liability.

5.8           Cash and short term deposits

Cash and short-term deposits in the combined statement of financial position are comprised of cash at bank and short-term deposits with an original maturity of three months or less.

5.9           Financial instruments

The Company classifies its financial assets in the following categories: (i) Trade and other receivables and (ii) at fair value through profit or loss. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets designated by the Company as such. These instruments are held as an economic hedge of the liability that arises under the deferred compensation plan.

Trade and other receivables

Accounts receivable and trade and other receivables are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method less provision for impairment when there is objective evidence that the Company will not be able to collect all amounts due.

If collection is expected in one year or less (or in the normal operating cycle of the business if longer), amounts are classified as current assets. If not, they are presented as non-current assets.

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

The Company classifies its financial liabilities as other financial liabilities. Other financial liabilities are non-derivative financial liabilities that have not been entered into for trading purposes, nor have been elected to be accounted for at fair value with changes in fair value reported through profit or loss. They are included in current liabilities, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current liabilities. The Company’s other financial liabilities comprise ‘trade and other payables’ and ‘other payables’.

5.10    Employee benefits

Pension plans and post-retirement plans

The Dutch employees of the Company participate in the defined benefit plan in the Netherlands (the ING Pension Fund) which is sponsored by ING Group. The plan shares the risks between individual companies within ING Group and consequently the liability specific to any one company within the Netherlands cannot be determined. ING Group charges individual group entities with a portion of the total defined benefit cost based upon the employees currently in service at that entity. As a result, no assets or liabilities are reflected on the Company’s combined statements of financial position, and the Company includes this charge in the combined statement of comprehensive income for the period.

In addition, the Company has defined contribution plans. A defined contribution plan is a pension plan under which the Company pays fixed contributions into a separate entity. The Company has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

For defined contribution plans, the Company pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The Company has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in future payments is available.

Share-based payments

Certain Company employees participate in ING Group share-based payment plans. These plans allow certain employees of the Company to acquire ING Group common shares or receive cash payments linked to ING Group’s share performance. These plans generally vest if the employee stays with the Company during an uninterrupted period of time.

For equity settled plans, the fair value of the options and performance shares granted is recognized as an employee expense with a corresponding increase in equity. The fair value is measured at grant date and is spread over the period during which the employees become unconditionally entitled to the options or performance shares. The fair value of the options and performance shares granted to the Company’s employees is measured using a Monte Carlo simulation based valuation model, taking into account the options’ terms and conditions.

For cash settled plans, the fair value of the awards is re-measured each reporting period and changes in the fair value are recognized in the combined income statement.

Termination benefits

Termination benefits are payable when employment is terminated by the Company before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Company recognizes termination benefits when it is demonstrably committed to either: terminating the employment of current employees according to a detailed formal plan without possibility of withdrawal; or providing termination benefits as a result of an offer made to encourage voluntary redundancy. Benefits falling due more than 12 months after the end of the reporting period are discounted to their present value.

Profit-sharing and bonus plans

The Company recognizes a liability and an expense for bonuses and profit-sharing, based on a formula that takes into consideration the profit attributable to the combined entities’ shareholders after certain

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

adjustments. The Company recognizes a provision where it is contractually obliged or where there is a past practice that has created a constructive obligation.

5.11    Offsetting of financial assets and financial liabilities

Financial assets and financial liabilities are offset, and the net amount reported in the statement of financial position when the Company has a legally enforceable right to set off the recognized amounts and intends to either settle on a net basis or to realize the asset and settle the liability simultaneously.

5.12    Leases

Lessee accounting

Finance leases, which transfer to the Company substantially all the risks and benefits incidental to ownership of the leased item, are capitalized at the inception of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments.

Lease payments are apportioned between finance charges and a reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged to the income statement as they arise.

All other leases are classified as operating leases. Operating lease payments are recognized as an expense in the income statement on a straight-line basis over the lease term, except for contingent rental payments, which are expensed when they arise.

Lessor accounting

Properties leased out under operating leases are included in investment property assets. When assets are leased out under a finance lease, the present value of the lease payments is recognized as a lease receivable in other long term assets.

5.13    Income recognition

Management fee income

Fees and commissions are generally recognized as the service is provided.

Asset management fees

Asset management fees related to real estate investment funds are recognized on a pro-rata basis over the period the service is provided.

Transaction fees

Transaction fees arising from negotiating or participating in the negotiation of a transaction with a third-party are recognized on completion of the underlying transaction.

Performance fees

Performance fees are paid from the real estate investment funds managed by the Company usually at the end of a performance period. Performance fees are recognized based on the actual performance of the fund, when they can be reliably estimated.

Interest income

Interest income is recognized as it accrues using the effective interest rate method.

5.14    Expense recognition

Expenses are recognized in the income statement as incurred or when a decrease in future economic benefits related to a decrease in an asset or an increase in a liability has arisen that can be measured reliably.

5.15    Accounting policies for the statement of cash flows

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

The statement of cash flows has been presented in accordance with the indirect method, classifying cash flows as cash flows from operating, investing and financing activities. In the net cash flow from operating activities, the result before tax is adjusted for those items in the income statement, and changes in combined statement of financial position items, that do not result in actual cash flows during the year.

For the purposes of the statement of cash flows, cash and bank balances comprise balances with less than three months’ maturity from the date of acquisition, including cash and non-restricted balances with central banks, treasury bills and other eligible bills, amounts due from other banks and amounts due to banks. Investments qualify as cash and bank balances if they are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Cash flows arising from foreign currency transactions are translated into the functional currency using the exchange rates at the date of the cash flows. The net cash flow shown in respect of Loans and advances relates only to transactions involving actual payments or receipts.

5.16    Taxation

Current income tax

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date. Current income tax relating to items recognized directly in equity is recognized in equity and not in the income statement. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax

Deferred income tax is provided using the liability method on all temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes with the following exceptions:

•                       Where the temporary difference arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination that, at the time of the transaction, affects neither accounting nor taxable profit or loss

•                       In respect of taxable temporary differences associated with investments in subsidiaries, joint ventures and associates where the timing of the reversal of the temporary differences can be controlled by the parent, venturer or investor, respectively, and it is probable that the temporary differences will not reverse in the foreseeable future

Deferred income tax assets are recognized only to the extent that it is probable that taxable profit will be available against which deductible temporary differences, carried forward tax credits or tax losses can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

6.                  Standards issued but not yet effective

6.1           Standards that became effective in 2010

Below is a list of standards/interpretations issued or revised that became effective in 2010:

•                       IFRIC 17 (amendment), ‘Distribution of non-cash assets to owners’ (effective as of July 1, 2009);

•                       IFRIC 18 (amendment), ‘Transfers of assets from customers’ (effective for transfers of assets on or after July 1, 2009);

•                       IFRIC 9 (amendment), ‘Reassessment of embedded derivatives and IAS 39, Financial instruments: Recognition and measurement’ (effective as of July 1, 2009);

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

•                       IFRIC 16 (amendment), ‘Hedges of a net investment in a foreign operation’ (effective as of July 1, 2009);

•                       IAS 39 (amendment) ‘Financial Instruments: Recognition and Measurement’ - Eligible hedged items (effective as of July 1, 2009);

•                       IFRS 2 (amendment), ‘Group cash-settled share-based payment transactions’ (effective from January 1, 2010);

•                       IFRS 5 (amendment), ‘Non-current assets held for sale and discontinued operations’ (effective as of January 1, 2010);

•                       IAS 36 (amendment), ‘Impairment of assets’, (effective from January 1, 2010);

None of these recently issued standards have a material effect on equity or the result for the year.

6.2           Standards issued but not yet effective

Below is a list of new standards, amendments and interpretations issued but not yet effective, and not early adopted, for the financial year beginning January 1, 2010.

•                       IFRS 9, ‘Financial instruments’, issued in November 2009. This standard is the first step in the process to replace IAS 39, ‘Financial instruments: recognition and measurement’. IFRS 9 introduces new requirements for classifying and measuring financial assets as well as changes to treatment of liabilities measured using the fair value option. The Company is currently assessing how its financial assets and financial liabilities would be classified and thus measured under IFRS 9.  The standard is not applicable until January 1, 2013, but is available for early adoption.

•                       IAS 24 (revised), ‘Related party disclosures’, issued in November 2009. It supersedes IAS 24, ‘Related party disclosures’, issued in 2003. IAS 24 (revised) is mandatory for periods beginning on or after January 1, 2011. Earlier application, in whole or in part, is permitted.

•                       ‘Prepayments of a minimum funding requirement’ (amendments to IFRIC 14). The amendments correct an unintended consequence of IFRIC 14, ‘IAS 19 — The limit on a defined benefit asset, minimum funding requirements and their interaction’. Without the amendments, entities are not permitted to recognize as an asset some voluntary prepayments for minimum funding contributions. This was not intended when IFRIC 14 was issued, and the amendments correct this. The amendments are effective for annual periods beginning January 1, 2011. Earlier application is permitted. The amendments should be applied retrospectively to the earliest comparative period presented.

•                       IFRS 7 (revised), ‘Financial instruments’. Emphasizes the interaction between quantitative and qualitative disclosures about the nature and extent of risks associated with financial instruments. IFRS 7 (revised) is effective as of January 1, 2011 and should be applied retrospectively.

•                       IFRS 1 (revised), ‘First-time adoption of International Financial Reporting Standards’ (effective as of January 1, 2011, early application is permitted):

a)                  Accounting policy changes in the year of adoption

▪                       Clarifies that, if a first-time adopter changes Its accounting policies or its use of the exemptions in IFRS 1 after it has published an interim financial report in accordance with IAS 34, ‘Interim financial reporting’, it should explain those changes and update the reconciliations between previous GAAP and IFRS. It should be applied prospectively;

b)                  Revaluation basis as deemed cost

▪                       Allows first-time adopters to use an event-driven fair value as deemed cost, even if the event occurs after the date of transition, but before the first IFRS financial statements are issued. When such remeasurement occurs after the date of transition to IFRSs, but during the period covered by its first IFRS financial statements, any subsequent adjustment to that event-driven fair value is recognized in equity. Entities that adopted IFRSs in previous periods are permitted to apply the amendment retrospectively in the first annual period after the amendment is effective, provided the measurement date is within the period covered by the first IFRS financial statements;

c)                  Use of deemed cost for operations subject to rate regulation

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

▪                       Entities subject to rate regulation are allowed to use previous GAAP carrying amounts of property, plant and equipment or intangible assets as deemed cost on an item-by-item basis. Entities that use this exemption are required to test each item for impairment under IAS 36 at the date of transition. It should be applied prospectively.

•                       IAS 1 (amendment), ‘Presentation of financial statements’. The revised standard clarifies that an entity will present an analysis of other comprehensive income for each component of equity, either in the statement of changes in equity or in the notes to the financial statements The revised standard is effective as of January 1, 2011 and should be applied retrospectively.

•                       IAS 34 (revised), ‘Interim financial reporting’. The revised standard provides guidance to illustrate how to apply disclosure principles in IAS 34 and add disclosure requirements around:

a)                  The circumstances likely to affect fair values of financial instruments and their classification;

b)                  Transfers of financial instruments between different levels of the fair value hierarchy;

c)                  Changes in classification of financial assets; and

d)                  Changes in contingent liabilities and assets.

This revised standard is effective as of January 1, 2011 and should be applied retrospectively.

•                       IFRIC 13 (revised), ‘Customer loyalty programs’. The meaning of ‘fair value’ is clarified in the context of measuring award credits under customer loyalty programs. IFRIC 13 (revised) is effective as of January 1, 2011.

•                       IAS 32 (amendment), ‘Financial instruments: Presentation — Classification of rights issues’, issued in October 2009. The amendment applies to annual periods beginning on or after February 1, 2010. Earlier application is permitted. The amendment addresses the accounting for rights issues that are denominated in a currency other than the functional currency of the issuer. Provided certain conditions are met, such rights issues are now classified as equity regardless of the currency in which the exercise price is denominated. Previously, these issues had to be accounted for as derivative liabilities. The amendment applies retrospectively in accordance with IAS 8 ‘Accounting policies, changes in accounting estimates and errors’. The Company will apply the amended standard from January 1, 2011.

•                       IFRIC 19, ‘Extinguishing financial liabilities with equity instruments’, effective July 1, 2010. The interpretation clarifies the accounting by an entity when the terms of a financial liability are renegotiated and result in the entity issuing equity instruments to a creditor of the entity to extinguish all or part of the financial liability (debt for equity swap). It requires a gain or loss to be recognized in profit or loss, which is measured as the difference between the carrying amount of the financial liability and the fair value of the equity instruments issued. If the fair value of the equity instruments issued cannot be reliably measured, the equity instruments should be measured to reflect the fair value of the financial liability extinguished. The Company will apply the interpretation from January 1, 2011, subject to endorsement by the EU. It is not expected to have any impact on the Company’s financial statements.

•                       IFRS 1 (amendment), ‘First time adoption of International Financial Reporting Standards — Limited exemption from comparative IFRS 7 disclosures for first time adopters’, effective July 1, 2010. The amendment clarifies the requirements of IFRSs when an entity renegotiates the terms of a financial liability with its creditor and the creditor agrees to accept the entity’s shares or other equity instruments to settle the financial liability fully or partially.

•                       IFRS 3 (revised), ‘Business combinations’, effective as of July 1, 2010. It clarifies the transition requirements for contingent considerations from a business combination that occurred before the effective date of the revised IFRS, the measurement of non-controlling interests and it also clarifies the guidance applicable to un-replaced and voluntarily replaced share-based payment awards. The Company will apply the revised standard from January 1, 2011.

•                       1AS 27 (revised), ‘Consolidated and separate financial statements’ effective as of July 1, 2010. It is clarified that an entity will present an analysis of other comprehensive income for each component of equity, either in the statement of changes in equity or in the notes to the financial statements. The Company will apply the revised standard from January 1, 2011.

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

Once adopted, these standards, amendments or interpretations are expected to have a limited effect on the Company with the exception of IFRS 9, which is expected to impact financial asset classification and measurement.

7.     Management fee Income

2010

Asset management fees	214,919
Transaction fees	7,704
Performance fees	5,550
Other fees	3,856
232,029

Asset management fees

The Company sets up real estate investment funds for which it acts as a fund manager. Asset management fees are fees earned by the Company in its role as fund manager of the investment funds, and are charged on an arm’s length basis. In general, the Company acts solely a fiduciary capacity. Therefore, these funds are generally not included in the consolidated financial statements of the Company.

Transaction fees

For certain transactions, a transaction fee is payable by the acquiring fund or separate account to the Company.

Performance fees

For some real estate funds, if the fund outperforms a designated benchmark, the Company is entitled to a performance fee.

Other fees

Other fees mainly consist of commitment fees. For some funds, upon the acquisition of new investments on behalf of clients, an acquisition fee in the form of a percentage of the commitment paid is charged upon signature of the commitment. Other fees also include fund set-up fees.

8.                  Salaries and related expenses and social security expenses

Salaries and related expenses

2010

Salaries (including incentive compensation)	98,183
Pension and other staff-related benefit costs	4,907
Social security costs	9,666
Share-based compensation arrangements	1,064
Other staff costs	6,331
120,151

Pension and other staff-related benefit costs

ING Group charges individual group entities with a portion of the total defined benefit cost based upon the employees currently in service at that entity. The plan covers the defined benefits of the Company’s employees that participate in the defined benefit plan of ING Group and provides benefits that are related to the remuneration and service of employees upon retirement. The plan consists of an old age’s pension plan, a widow’s pension plan and a disability pension plan. These plans are generally based on final pay. The benefits from this plan are subject to indexation, determined at the discretion of the Board of Directors of ING Group.

Notes to the combined financial statements

Amounts In thousands of Euro, unless stated otherwise

Annual contributions are paid to the funds at a rate necessary to adequately finance the accrued liabilities of the plans calculated in accordance with local legal requirements. The plan complies with applicable local regulations concerning investments and funding levels.

ING Group provides other post-employment benefits to certain employees and former employees. These are primarily discounts on ING products provided to employees and former employees.

Stock option and share plans

The ING Group has historically granted option rights on ING Group shares and conditional rights on depositary receipts (share awards) for ING Group shares to a number of the Company’s senior executives (members of the Executive Board, general managers and other officers nominated by the Executive Board), and to a considerable number of employees of the Company.

In these combined financial statements, the costs associated with the stock option and share plans granted to employees of the Company have been charged to the Company and reflected in the combined income statement.

The ING Group option rights granted are valid for a period of five or ten years. Option rights that are not exercised within this period will lapse. Option rights granted will remain valid until the expiry date, even if the option scheme is discontinued. The option rights are subject to certain conditions, including a certain level of continuous service of the employees. The exercise prices of the options are the same as the quoted prices of ING Group shares on the date when the options are granted.

The entitlement to the ING Group share awards is granted conditionally. If the participant remains in employment for an uninterrupted period of three years from the grant date, the entitlement becomes unconditional.

Every year, the ING Group Executive Board decides whether the option and share schemes are to be continued and, if so, to what extent. During 2010, the ING Group Executive Board decided not to continue the option scheme as from 2011. The existing option schemes up and until 2010 will be run-off in the coming years.

Changes in option rights outstanding

	Options outstanding	Weighted average Exercise price
Opening balance at January 1, 2010	934,075	15.75
Transferred	34,516	18.12
Granted	183,013	7.35
Exercised	(28,276)	2.90
Forfeited	(12,492)	11.67
Expired	(70,004)	19.35
Closing balance at December 31, 2010	1,040,832	13.67

As of December 31, 2010, total options outstanding consist of 663,961 options relating to equity settled share based payment arrangements and 376,871 options relating to cash settled share based payment arrangements.

The ING Group’s weighted average share price at the date of exercise of options exercised in 2010 is EUR 7.46.

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

Changes in option rights non-vested

	Options non-	Weighted average
	vested	grant date fair value
Opening balance at January 1, 2010	590,831	3.49
Transferred	32,401	3.91
Granted	183,013	3.27
Vested	(227,718)	4.47
Forfeited	(12,492)	3.40
Closing balance at December 31, 2010	566,035	3.05

Summary of stock options outstanding and exercisable

Range of exercise price in euros	Options outstanding as at 31 December 2010	Weighted average remaining contractual life (in years)	Weighted average exercise price	Options exercisable as at 31 December 2010	Weighted average remaining contractual life	Weighted average exercise price
0.00 - 5.00	193,261	8.22	2.90	-	-	-
5.00 - 10.00	228,028	8.27	7.77	29,401	2.20	9.69
10.00 - 15.00	48,760	3.54	14.10	44,236	3.11	14.07
15.00 - 20.00	245,898	6.29	17.04	76,275	4,25	17.88
20.00 - 25.00	233,993	4.56	24.00	233,993	4.56	24.00
25.00 - 30.00	90,892	4.58	25.43	90,892	4.58	25.43
	1,040,832			474,797

The aggregate intrinsic value of options outstanding and exercisable held by the Company’s employees as of December 31, 2010 was EUR 846 and nil, respectively.

As of December 31, 2010, total unrecognized compensation costs related to stock options held by the Company’s employees amounted to EUR 666. These costs are expected to be recognized over a weighted average period of 1.8 years. Cash received by the ING Group from stock option exercised by the Company’s employees during the year ended December 31, 2010 was EUR 82.

The fair value of options granted is recognized as an expense under staff expenses and is recognized over the vesting period of the options. The fair values of the option awards have been determined using a Monte Carlo simulation. This model takes the risk free interest rate into account (2.0% to 4.6%), as well as the expected life of the options granted (5 to 9 years), the exercise price, the current share price (EUR 2.90 - EUR 26.05), the expected volatility of the certificates of ING Group shares (25% to 84%) and the expected dividend yield (0.94% to 8.99%). The source for implied volatilities used for the valuation of the stock options is ING’s trading system. The implied volatilities in this system are determined by ING’s traders and are based on market data for implied volatilities and not on historical volatilities,

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

Changes in share awards

	Share awards (in numbers)	Weighted average grant date fair value (in euros)
Opening balance at January 1, 2010	345,270	8.66
Transferred	(30,176)	8.87
Granted	125,789	9.40
Performance effect	(35,604)	14.27
Vested	(45,367)	14.56
Forfeited	(8,600)	7.50
Closing balance at December 31, 2010	351,312	7.60

As of December 31, 2010, the share award held by employees of the Company consist of 149,089 share awards relating to equity settled shared based payment arrangements and 202,223 share awards relating to cash settled share based payment arrangements.

The fair value of share awards granted is recognized as an expense under staff expenses and is allocated over the vesting period of the share awards. The fair values of share awards have been determined by using a Monte Carlo simulation based valuation model. The model takes into account the risk free interest rate, current stock prices, expected volatilities and current dividend yields of the performance peer group used to determine ING’s Total Shareholder Return (TSR) ranking.

As of December 31, 2010, total unrecognized compensation costs related to share awards granted to employees of the Company amounted to EUR 1,144. These costs are expected to be recognized over a weighted average period of 1.9 years.

9.  Other expenses

Other expenses are specified as follows:

2010
Audit fees	433
Consultancy fees	1,040
Depreciation and amortization	5,238
Professional services	9,033
Travel expenses	5,571
Occupancy costs	5,766
IT expenses	5,238
Head office expenses	14,967
Relocation and restructuring	1,502
Disentanglement cost	1,241
Other employee expense	2,567
Other expenses	13,698
66,294

Historically, the Company has operated within the ING Group, whereby various support services were provided to the Company by ING Group. For the purpose of these combined financial statements, expenses of EUR 14,967 have been charged or allocated to the Company for such services. These services include, but are not limited to, charges for information technology, legal support, treasury and tax support, human relations

Notes to the combined financial statements

Amounts In thousands of Euro, unless stated otherwise

services, risk management services and corporate communications. These expenses have been charged or allocated to the Company using various allocation keys including headcount, services rendered, time incurred, number of funds under management, and other methods, which the Company has determined to be reasonable methods of allocation, but not necessarily what would have been incurred had the Company operated independently from ING Group.

10. Taxation

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

The amounts as presented in the combined statement of financial position and where offset are as follows:

Deferred income tax

2010

Deferred tax assets (as presented)	6,947
Deferred tax liabilities (as presented)	8,387

Amounts offset in deferred tax liabilities:
Assets netted in deferred tax liability	1,896
Liabilities netted in deferred tax liability	(10,283)
(8,387)

No amounts were offset in the deferred tax assets.

The movements in deferred tax balances are as follows:

Net movement deferred taxes	2010
Balance as at beginning of the period	(2,173)
Movements
- Additions, charged to the income statement	1,534
- Exchange rate differences, charged to other comprehensive income	(801)
Balance as at end of the period	(1,440)

Deferred tax assets and deferred tax liabilities are attributable to the following items:

2010
Deferred tax assets are attributable to the following items:
Operating losses carry forward	3,278
Long-term Incentive and other employee compensation arrangements	2,312
Other	1,357
6,947

Deferred tax liabilities are attributable to the following items:
Amortization of intangible assets	9,137
Accrued salaries and bonuses	(1,060)
Other temporary differences	310
8,387

No deferred tax assets have been recognized for gross tax loss carry-forwards which arose in prior periods of EUR 1,356. Of this amount, EUR 1,181 expires between 2015 and 2017 and the remainder has no specified expiration date. Deferred tax assets have not been recognized in respect of these losses as there is uncertainty whether these companies will generate taxable profit in the future.

Deferred income tax liabilities have not been recognized for the withholding tax and other taxes that would be payable on the unremitted earnings of certain subsidiaries. Such amounts are permanently reinvested.

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

The major components of income tax expense for the year ended December 31, 2010 are:

Taxation

2010
Combined income statement
Current income tax
Current income tax charge	20,527
Deferred income tax
Relating to origination and reversal of temporary differences	(1,590)
Income tax expense reported in the income statement	18,937

A reconciliation between tax expense and the product of accounting profit multiplied by a weighted average tax rate of 32.4% for the year ended December 31, 2010, is as follows:

2010
Profit before tax	52,725
Weighted average tax rate of the group	17,258
Tax impact of:
Non-deductible expenses	1,006
Non-taxable income	(931)
Other	1,604
Total tax expense reported in the income statement	18,937

11. Property, Plant and Equipment

2010

Land and buildings	1,955
Data processing equipment	629
Fixtures, fittings and other equipment	4,748
7,332

Changes in plant, property and equipment

	Land and buildings	Data processing equipment	Fixtures, fittings and other equipment	Total

Year ended December 31, 2010
Opening net book amount	2,207	785	5,358	8,350
Additions	-	201	565	766
Disposals	-	(1)	(46)	(47)
Other changes	-	-	(65)	(65)
Depreciation charge	(324)	(415)	(1,297)	(2,036)
Exchange rate differences	72	59	233	364
Closing net book amount	1,955	629	4,748	7,332
At December 31, 2010
Cost or valuation	2,957	2,258	10,482	15,697
Accumulated depreciation and impairment	(1,002)	(1,629)	(5,734)	(8,365)
Net book amount	1,955	629	4,748	7,332

Depreciation of plant, property and equipment is included in the income statement in other expenses (note 9).

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

12. Intangible Assets

2010

Software	2,302
Software in development	2,204
Other intangibles	10,261
Total Intangible Assets	14,767

Changes in intangible assets
		Software in	Other
	Software	development	intangibles	Total

Year ended December 31, 2010
Opening net book amount	2,185	2,001	11,570	15,756
Additions	914	1,310	5	2,229
Disposals	-	(166)	-	(166)
Other changes	941	(941)	-	-
Depreciation charge	(1,784)	-	(1,418)	(3,202)
Reversal of impairment charge	-	-	98	98
Exchange rate differences	46	-	6	52
Closing net book amount	2,302	2,204	10,261	14,767
At December 31, 2010
Cost or valuation	6,652	2,204	14,672	23,528
Accumulated depreciation and impairment	(4,350)	-	(4,411)	(8,761)
Net book amount	2,302	2,204	10,261	14,767

Other intangible assets relate to management rights acquired in business combinations. Acquired management rights are tested for impairment at the lowest level monitored for internal management purposes, by comparing the book value of the asset to the best estimate of the fair value of the asset. The impairment test as at December 31, 2010 resulted in a reversal of prior impairment charges of EUR 98. The remaining amortization period for management rights is 7 years.

13. Investments in associates

Investments in associates	2010
At January 1	33,589
Acquisition of associate interest	27,355
Share of profit/ (loss)	5,427
Exchange rate differences	2,946
Redemptions and dividends	(6,480)
At December 31	62,837

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

The Company’s share of the result of its associates, and its assets, are as follows:

Investments in associates

		Company’s balance sheet	Associate’s Net asset	Associate’s Net result
Name	Interest held	value	value	in period
ING Real Estate Asia Retail Fund LP	2.0000%	6,906	345,272	28,127
Asia Value Fund Limited	2.0000%	1,366	68,274	1,343
China Opportunity Fund	2.0000%	3,428	171,396	66,773
Europe Property Strategy N.V.	8.1300%	5,256	64,626	3,158
ING Clarion Global LP	14.4000%	19,479	135,270	(5,504)
ING Clarion Global Ltd	42.6000%	12,309	28,894	(2,478)
ING Clarion US LP	12.8300%	10,133	78,981	5,691
Other investments	less than 0.01%	355	6,841,000	1,424
I.P. Real Estate Asset Management (Asia) Pte Ltd	50.0000%	3,605	7,210	8,685
		62,837	7,740,923	107,219

For the above associates, in which the interest held is below 20%, the Company has significant influence based on its role as investment manager. The net asset value of the funds is equal to total fund assets less fund liabilities.

14. Trade and other receivables

Trade and other receivables are specified as follows:

2010
Accounts receivable	27,161
Asset management fees	10,854
Outperformance fee receivable	5,425
Other tax receivables	1,224
Interest and rent receivable	70
Prepayments	4,151
Due from affiliates	5,591
Other receivables	8,687
63,163

This entire amount is due within one year. At December 31, 2010, receivables with a nominal value of EUR 542 were impaired and fully provided for due to tenant defaults. For further information on related party receivables, refer to note 20.

Movement in the provision for impairment of receivables was as follows:

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

Provision for impairment of receivables

Provision for
impairment of
receivables
At January 1, 2010	461
Exchange rate differences	81
At December 31, 2010	542

At December 31, 2010, an analysis of trade receivables that were past due but not impaired is set out below.

Trade receivables past due but not impaired

	Past due but not impaired
Total	Not past due nor impaired	Less than 90 days	Greater than 90 days
62,621	55,331	6,495	795

The Company holds no collateral in respect of these receivables.

15. Cash and short term deposits

Cash and short term deposits

2010

Cash at bank and on hand	112,444
Short-term deposits	7,743
Total cash and short-term deposits	120,187

Cash at bank earns interest at floating rates based on daily bank deposit rates. Short-term deposits are made for varying periods of between one day and three months, depending on the immediate cash requirements of the Company, and earn interest at the respective short-term deposit rates.

The Company has no short-term deposits pledged.

16. Equity attributable to the combined entities’ shareholder

The equity attributable to the combined entities’ shareholder represents ING Group’s investment in the Company, and is equivalent to the excess of total assets over total liabilities. Equity attributable to the combined entities’ shareholder includes the effects of carve-out allocations from the ING Group.

Capital contributions consist of both carve-out expenses and amounts contributed to the co-investment stakes. Carve-out expenses amount to EUR 13,304 and are initially paid for by ING Group entities and therefore recorded as a capital contribution. As disclosed in note 2, the Company includes in its financial statements capital contributions in co-investment funds which were historically held by other ING Group entities. At December 31, 2010, the total capital contributions to the co-investment funds by 1NG Group entities amounted to a net total of EUR 24,122.

Dividends in the amount of EUR 29,230 were declared by the Company in 2010 and paid to ING REIM Holding B.V., which is an intermediate holding company wholly owned by ING Group.

During the year ended December 31, 2010, the Company made net distributions of EUR 55,934 including EUR 29,709 of equity attributable to combined entities’ shareholder that was paid by the Company to ING Group as a return of capital.

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

17. Provisions

The movement in provisions is specified as follows:

Provisions

	Lease provision	Deferred comp. plan	Bonus	Re - organisation	Other	2010

Balance as at beginning of the period	7,441	7,293	3,460	2,117	1,328	21,639
Movements
Additions	64	-	2,565	105	1,744	4,478
Charges	(2,398)	-	(1,148)	(387)	(1,095)	(5,028)
Releases	-	(3,518)	(1,908)	(418)	(22)	(5,866)
Other changes	-	713	-	-	-	713
Exchange rate differences	13	24	2	-	1,084	1,123
Balance as at end of the period	5,120	4,512	2,971	1,417	3,039	17,059

Analysis of total provisions:	2010
Non-current	12,817
Current	4,242
17,059

At December 31, 2010, the Company had provisions totaling EUR 17,059. The provision is largely comprised of worker compensation commitments, an onerous lease provision and a reorganization provision. These provisions are expected to be paid in future periods.

There is an onerous lease provision of EUR 5,120 where the Company originally entered into a lease agreement as a lessee. The Company no longer required the office space but was only able to sub-lease the property for a rental fee that is significantly lower than the original lease obligation.

Worker compensation commitments include bonus provisions, employee trust commitments and deferred compensation. The deferred compensation program has a provision of EUR 4,512, which is backed by an asset valued at EUR 4,512 (refer to note 21). The program invests the deferred compensation in funds, where the fund performance will drive the ending deferred compensation established in the provision.

Other items primarily relate to retirement programs, vacation accruals and other future estimated obligations. Discounting the above provisions has no material impact.

18. Trade and Other payables

Trade and Other payables are specified as follows:

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

2010
Accounts payable	50,209
VAT payable	982
Accruals and deferred income	6,756
Tax payables	2,931
Salaries and related payables	33,370
Due to affiliates	5,450
Other payables	12,145
111,843

For further information on related party payables, refer to note 20.

Trade payables are non-interest bearing and are normally settled on 30-days terms.

2010
Amounts outstanding for:
<1 year	111,287
1 year - 5 year	556
> 5 year	-
111,843

19.  Operating leases – Company as lessor

The Company has set up a sub-lease on a property leased and previously occupied by the Company. In 2009, an onerous lease provision was recognized because the full remaining cost of the lease exceeded the rental income to be received on the sub-lease (refer to note 17).

Future minimum lease payments under this non-cancellable sub-lease where the Company is lessor are as follows:

Operating leases - Company as lessor

2010
End of lease term:
Within 1 year	10
After 1 year, but not more than 5 years	6,020
More than 5 years	1,780
Balance as at 31 December	7,810

20.  Related parties disclosures

These combined financial statements include transactions with related parties. The Company entered into transactions with ING Group and its subsidiaries. Furthermore, the ING Group provided certain corporate services during the periods covered by these combined financial statements.

At December 31, 2010, the Company had receivables from ING Group and its subsidiaries of EUR 5,591. This amount is reflected in receivables from related parties in the combined statement of financial position. At December 31, 2010 the Company had payables to ING Group and its subsidiaries of EUR 5,450 This amount is reflected in payables to related parties in the combined statement of financial position.

Historically, the ING Group has charged certain corporate and administrative costs directly to the various regions of the Company. These direct charges approximate EUR 15,692 (including EUR 14,967 of head office expenses included in note 9) for the year ended December 31, 2010. In addition to these direct charges, other

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

fees and income have been allocated from ING Group approximating EUR 2,443 for the year ended December 31, 2010. These recharges and allocations are primarily related to ING Group’s corporate administrative services provided to the Company, and are generally allocated to the Company using various allocation keys, which include headcount, assets under management, number of funds and estimated time incurred per region. Management considers that such allocations have been made on a reasonable basis, but may not necessarily be indicative of the costs had the Company operated as a separate entity during the periods presented.

In some countries, Company entities form part of a fiscal unit headed by an ING Group company. In these instances, the tax leading company files the tax return and settles the taxes with the respective entity in that country. Income tax provisions related to those Company entities were calculated using a method as if these Company entities had filed a separate tax return.

ING uses a centralized approach to manage cash and to finance many of its global operations. As a result, certain debt and cash and cash equivalents maintained at ING are not included in the accompanying combined financial statements. The Company’s financing requirements are satisfied through cash transactions with ING and are reflected in equity in the combined statement of financial position. Cash balances recorded on the combined statement of financial position represent cash on hand in local bank accounts and excludes cash pooling arrangements.

The following table provides details of transactions that have been entered into with related parties.

Transactions with related parties (non-consolidated ING Group entities)

2010
Fees / Other Income	2,443
Recharges	(15,692)
Income / (Expense)	(13,249)

2010
Receivables	5,591
Payables	(5,450)
Net Assets	141

Terms and conditions of transactions with related parties

Outstanding balances at December 31, 2010 are unsecured, interest free and settlement occurs in cash. The Company did not record any impairment of receivables relating to amounts owed by related parties during 2010. This assessment is undertaken in each financial year by examination of the financial position of the related party and the market in which the related party operates.

Certain Company employees participate in ING Group share-based payment plans. These plans allow certain employees of the Company to acquire ING Group common shares or receive cash payments linked to ING Group’s share performance. Expenses from these plans approximating EUR 1,064 for the year ended December 31, 2010 have been recognized in the combined financial statements.

Compensation of key management personnel of the Company

2010

Short-term employee benefits	3,207
Other long-term benefits	878
Share based compensation[1]	2,976
Post-employment benefits	66
7,127

1These rights have been granted during 2010 and vest until 2012.

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

21.  Financial instruments by category

The following tables summarize non-cash financial assets held by the Company at December 31, 2010:

	Loans and receivables	Assets at fair value through the profit and loss	Total
2010
Assets as per balance sheet
Trade and other receivables excluding prepayments	59,012	-	59,012
Non-derivative financial assets		4,789	4,789
Total	59,012	4,789	63,801

The non-derivative financial assets at fair value through profit and loss are primarily (EUR 4,512) investments in real estate funds held to fulfill a corresponding liability under the deferred compensation plan (refer to note 17 on provision for deferred compensation plans). An insignificant amount of other non-derivative financial assets represent investments in securities. The value of these assets is not based on observable market data (level 3). The fair value is determined based on the performance of the fund. The Company does not bear the ultimate investment risk on these funds as any change in the value of these funds will have an equal impact on the corresponding deferred compensation liability. Therefore, there is no material impact of any reasonable alternative assumptions in the valuation of the non-derivative financial assets on profit or loss, nor on assets or liabilities due to the offsetting provision of EUR 4,512.

Movements in non-derivative financial assets (level 3 financial instruments) are as follows:

2010

January 1	7,438
Purchases	86
Redemptions	-
Revaluations	(2,735)
December 31	4,789

The statement of financial position includes EUR 111,843 of trade and other payables, all of which are financial liabilities at amortized cost.

22.  Financial risk management objectives and policies

The Company has trade and other receivables, trade and other payables, cash and short-term deposits that arise directly from its operations. The Company is exposed to market risk, credit risk and liquidity risk.

The Company’s senior management oversees the management of these risks. As such, the Company’s senior management is supported by the risk committee of ING that advises on financial risks and the appropriate financial risk governance framework for ING. The risk committee provides assurance to the Company’s senior management that the Company’s financial risk-taking activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with ING Group policies for risk.

The Company’s senior management reviews and agrees policies for managing each of these risks, which are summarized below.

Market risk

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

Market risk is the current and prospective threat to the Company’s earnings and equity as a result of movements in market prices. Market risk includes interest rate risk and foreign exchange risk.

Interest rate risk

The Company does not have any financial instruments at fair value through profit and loss for which the carrying value is significantly impacted by changes in market interest rates. Interest rate risk for the Company is therefore identified as the risk that the future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s exposure to the risk of changes in market interest rates relates primarily to the Company’s cash deposits with floating interest rates, such as Euribor and Libor. Increases or decreases in market interest rates do not have a significant impact on the Company’s equity as at December 31, 2010 or on the profit and loss for the year ended December 31, 2010.

Foreign exchange risk

The Company operates internationally and is exposed to foreign exchange risk arising from various currency exposures. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and foreign operations.

Management has set up a policy to require the Company’s business units to manage their foreign exchange risk against their functional currency. To manage the foreign exchange risk arising from future commercial transactions and recognized assets and liabilities of the Company, these exposures are hedged by the parent company, ING. No hedges are entered into by the Company’s business units outside of the exposure hedged by ING.

The table below includes details of the net assets held within the different business units of the Company in the various currencies to which the Company has foreign currency exposure. This exposure gives rise to volatility in profit and loss before tax. No significant direct impact on equity arises from this foreign exchange risk. The volatility in equity from the changes in foreign exchange rates is equal to the impact on profit after tax.

Foreign exchange risk

2010	Currency	Net Assets in thousands of local currency units	Impact of a 10% deterioration in exchange rates (in thousands of EUR)

	US dollar	9,189	624
	Hong Kong dollar	24,708	216
	Swedish krona	18,255	185
	Czech koruna	49,340	179
	Polish zloty	7,245	166
	UK pound	1,219	129
	Chinese yuan	10,882	112
	Other foreign currency exposure		33
			1,644

Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Company is exposed to credit risk from deposits with banks and from other counterparties, primarily receivables from funds relating to fund management activities.

The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial asset. The Company is responsible for the measurement and management of credit risk incurred by the Company. Credit risk management is supported by internal credit risk measurement methodologies for debtors and counterparties. This includes assessing the credit risk for all individual significant debtors. The credit risk of the Company is considered limited since a significant portion of the receivables are due from the real estate funds that are managed by the Company’s business units. The Company does not have significant credit exposure to any one counterparty.

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

Liquidity risk

Virtually all of the Company’s financial assets and financial liabilities have contractual maturity dates within one year and therefore liquidity risk is considered to be limited.

Fair values

The fair value of cash and short-term deposits, trade receivables, trade payables, and other current liabilities approximate their carrying amounts due to the short-term maturities of these instruments. The fair value (and carrying amount) of these financial assets and liabilities approximate the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

23.  Capital management

The primary objective of the Company’s capital management is to safeguard its ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to optimize the cost of capital. The Company is funded through equity and does not hold any interest-bearing loans or borrowings.

In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders.

The parent company ING Group is subject to capital requirements prescribed by Basel II and insurance group directive regulations. These requirements are managed and reported upon at the level of ING Group and are not specific or applicable to the Company.

24.  Subsequent events

On February 15, 2011, the ultimate parent company, ING Group, entered into an agreement to sell its real estate investment management (“REIM”) operations to CB Richard Ellis Group, Inc., (‘‘CBRE”). The REIM operations to be sold are in Europe and Asia; ING’s Clarion Real Estate Securities operations; and ING Group’s equity interests in funds managed by these businesses. The transaction is expected to close sometime in 2011.

25.  Contingent liabilities and commitments

There are no contingent liabilities at the end of the reporting period. Unfunded capital commitments relating to an investment in an associate amount to USD 1,805 thousand. Subsequent to December 31, 2010, this capital commitment was called but the call does not change the Company’s percentage co-investment stake in the associate. The Company leases offices, apartments and cars under non-cancellable operating lease agreements from third parties.

During 2010, the Company detected some improper purchases. The Company is conducting an investigation and has accrued an estimated liability of EUR 357 related to this matter. While the Company believes that this matter will be resolved without any significant additional liability, there remains uncertainty until it is resolved.

The future aggregate minimum lease payments under non-cancellable operating leases are as follows:

Future minimum lease payments

2010
Remaining lease term:
< 1 year	7,875
1 year- 5 years	18,802
> 5 years	5,545
32,222

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

26. Entities of the Company

In addition to the investment in associates in note 13, these combined financial statements include the following entities as defined in the agreement in note 2. The completion of the signed agreement is subject to certain terms and conditions which include any required consent from fund investors or other parties to the sale of the management companies. This could have an impact on the final scope and completion timing of the transaction.

B, H&S Asset Management (Sub-Custodian) Ltd.

Baring Capital Partners Limited

Beheer Maatschappij WTC Amsterdam B.V.

Covent Garden (General Partner) Ltd.

Focus (General Partner) Ltd.

ING Central London (General Partner) Ltd.

ING Clarion Real Estate Securities LLC

ING CRA Real Estate Holdings, Inc.

ING Dutch Office Fund Management B.V.

ING Dutch Residential Fund for Developments Beheer B.V.

ING Dutch Residential Fund Mgmt. B.V.

ING Dutch Retail Fund for Developments Beheer Maatschappij B.V.

ING Dutch Retail Fund Management B.V.

ING European Infrastructure (Guernsey General Partner) Ltd.

ING Kantoren Management B.V.

ING Lionbrook (General Partner) Ltd.

ING RE AVF Holdco Limited

ING RE AVF Management Limited

ING RE COF Il Management Limited

ING Real Estate (Asia) Ltd.

ING Real Estate (Guernsey) Ltd.

ING Real Estate EHPF Management B.V.

ING Real Estate EIF Management B.V.

ING Real Estate EOF Management B.V.

ING Real Estate Eurosiris Management B.V.

ING Real Estate FBVAF Management B.V.

ING Real Estate Finance (Japan) 2 K.K.

ING Real Estate Finance (Japan) K.K.

ING Real Estate FRF Management B.V.

ING Real Estate GARF Management B.V.

ING Real Estate Investment Management (Asia) Ltd.

ING Real Estate Investment Management (Japan) K.K.

ING Real Estate Investment Management (Korea) Limited

ING Real Estate Investment Management (NL) B.V.

ING Real Estate Investment Management (Taiwan) Limited

ING Real Estate Investment Management (UK Funds) Ltd.

ING Real Estate Investment Management (UK) Limited

ING Real Estate Investment Management Belgium SA/NV

ING Real Estate Investment Management Europe B.V.

ING Real Estate Investment Management France S.A.S.

ING Real Estate Investment Management Group (UK) Limited

ING Real Estate Investment Management Hungary Ltd.

ING Real Estate Investment Management Italy S.R.L.

ING Real Estate Investment Management Nordics AB

ING Real Estate Investment Management Poland Sp. Z.o.o.

ING Real Estate Investment Management Shanghai Co. Limited

ING Real Estate Investment Management Slovakia s.r.o.

ING Real Estate Investment Mgmt. (Guernsey) Ltd.

ING Real Estate Investment Mgmt. (UK Investments) Ltd.

ING Real Estate Investment Mgmt. Austria GmbH

ING Real Estate Investment Mgmt. Central Europe s.r.o.

ING Real Estate Investment Mgmt. Czech Republic s.r.o.

Notes to the combined financial statements

Amounts in thousands of Euro, unless stated otherwise

ING Real Estate Investment Mgmt. Germany GmbH

ING Real Estate Investment Mgmt. Poland Sp.z.o.o.

ING Real Estate Investment Mgmt. Romania s.r.l.

ING Real Estate Investment Mgmt. Slovakia s.r.o.

ING Real Estate Investment Mgmt. Societa’ di Gestione del Risparmio S.p.A.

ING Real Estate IRF Management B.V.

ING Real Estate IVA Management B.V.

ING Real Estate LPF (Netherlands) Management B.V.

ING Real Estate LPFE Management B.V.

ING Real Estate NPF Management B.V.

ING Real Estate PFCE Mgmt. Ltd. (Guernsey)

ING Real Estate PFCEE Management B.V.

ING Real Estate Regulated Funds Management B.V.

ING Real Estate RPFFB Management B.V.

ING Real Estate RPPSE Mgmt. B.V.

ING Real Estate Select (UK) Ltd

ING Real Estate Select Asia Pacific Fund Management Pte Ltd

ING Real Estate Select Continental Europe B.V.

ING Real Estate Select Global Holding B.V.

ING Real Estate Select Global Osiris Luxembourg Sàrl

ING Real Estate Select GOsF Management B.V.

ING Real Estate Southern Europe S.L.U. (Spain)

ING Real Estate Woningfonds I B.V.

ING Real Estate Woningfonds II B.V.

ING Real Estate Woningfonds IV B.V.

ING Real Estate Woningfonds VI B.V

ING Real Estate Woning-Winkel Fonds III B.V.

ING Real Estate Woning-Winkel Fonds V B.V.

ING RECOF Employee Investment Scheme Limited

ING RECOF Holdco SRL

ING RECOF Management Limited

ING REI Clarion Holding, Inc.

ING REIM (Singapore) Pte. Ltd

ING REIM AZL Management B.V.

ING REIM ESCF Holding B.V.

ING REIM ESCF Management B.V.

ING REIM Europe Carried Interest B.V.

ING REIM Finland AB

ING REIM France SGP S.A.S.

ING REIM Regulated Funds Europe B.V.

ING REOFN Fund Management B.V.

ING Retail Property Fund (General Partner) Ltd.

ING RPFI Mgmt. Ltd. (Guernsey)

ING Sector Kantoren Mgmt. B.V.

ING Sector Winkels Mgmt. B.V.

ING Sector Woningen Management B.V.

ING Tower Beheer B.V.

ING UK Property Income (General Partner) Ltd.

ING UK Residential (General Partner) Ltd.

ING UK RF Management Ltd.

ING Winkels Beheer Maatschappij B.V.

ING Winkels Mgmt. B.V.

ING Woningen Beheer Maatschappij B.V.

ING Woningen Management B.V.

Michael House Ltd.

Nozomi Real Estate Service K.K.

Phoenix Real Estate Fund GP Limited

REIM Europe Holdings B.V.

Authorization of the Combined Financial Statements for the Business as Defined in the Agreement dated February 15, 2011 between CB Richard Ellis Group, Inc. and ING Groep N.V.

/s/ F. Norwood	/s/ T. Borstlap
F. Norwood	T. Borstlap
Chief Operating Officer	Chief Financial Officer

ING Real Estate Investment Management Holding B.V.

The Hague, 12 May 2011